                                                                    EXHIBIT 99.1

                                                        12500 West Creek Parkway
                                                              Richmond, VA 23238
                                                            Phone (804) 484-7700
        [PERFORMANCE FOOD GROUP LOGO]                         FAX (804) 484-7701

                                  NEWS RELEASE

FOR MORE INFORMATION:

                                                    INVESTOR CONTACT:
MEDIA CONTACT:                                      KEVIN COLLIER
CHERYL MOORE                                        DIRECTOR, INVESTOR RELATIONS
DIRECTOR, CORPORATE COMMUNICATIONS                  (804) 287-8109
(804) 484-6273

              PERFORMANCE FOOD GROUP REPORTS 2004 NET SALES OF $6.1
                BILLION, A 13.5% INCREASE ADJUSTED FOR 53RD WEEK

      - FOURTH QUARTER NET SALES INCREASED TO $1.6 BILLION, A 13% INCREASE ADJUSTED FOR THE COMPANY'S 53RD WEEK IN FISCAL 2003

      - FOURTH QUARTER EPS INCREASED 19% TO $0.31 PER SHARE DILUTED, EXCLUDING A ONE-TIME QUARTERLY CHARGE FOR THE REDEMPTION OF THE COMPANY'S OUTSTANDING CONVERTIBLE NOTES

RICHMOND, VA. (MARCH 16, 2005) - Performance Food Group (Nasdaq/NM:PFGC) today announced results for the fourth quarter and year ended 2004.

Net sales for the fourth quarter of 2004 amounted to $1.6 billion, a 6% increase from the year earlier period. Adjusted for the Company's 53rd week in fiscal 2003, which contributed approximately $101 million to sales in the year earlier period, results for the quarter reflect a 13% increase over the prior year period. Inflation for the fourth quarter 2004 was approximately 4%. All of the Company's sales increase represented internal growth. Net earnings for the quarter amounted to $8.5 million, a decline of 30% compared to the prior year period. Net earnings for the quarter reflect the impact of the Company's previously disclosed one-time charge of approximately $10.1 million, or $6.4 million after tax, for the redemption of the Company's outstanding convertible notes. Net earnings for the quarter excluding the one-time charge were approximately $14.9 million, an increase of 22% over the $12.2 million in the same period in the previous year. Quarterly net earnings per share amounted to approximately $0.18 per share diluted. Net earnings per share for the quarter excluding the impact of the one-time charge were approximately $0.31 per share diluted, an increase of 19% versus the year earlier period.

Net sales for the full year of 2004 amounted to $6.1 billion, an increase of 11% from the prior year period. Adjusted for the Company's 53rd week in fiscal 2003, net sales for the year increased 13.5% over the same period in the previous year. Internal growth represented all of the Company's sales increase for the year. Inflation for 2004 amounted to approximately 5%. Net earnings for the year declined approximately 29% to $52.6 million. Net earnings for the year excluding the impact of the one-time charge amounted to $58.8 million, a decline of 21% versus the $74.2 million in 2003. Net earnings per share diluted declined approximately 28% to $1.11 per share diluted. Net earnings per

Performance Food Group Reports Fourth Quarter Earnings
Page 2
March 16, 2005

share diluted excluding the impact of the one-time charge amounted to $1.25 per share diluted, a decline of approximately 19% versus $1.54 in the prior year period.

Bob Sledd, Chairman and Chief Executive Officer remarked, "We're especially pleased with the efforts of our associates in driving strong internal sales growth in the fourth quarter. The results reflect that our focus on serving our customers is yielding a steady improvement in our business each quarter. We are very pleased that in the fourth quarter, we realized significant operating earnings growth over the prior year period.

Sales in the Broadline distribution segment increased approximately 7% in the fourth quarter and 11% for the full year over the same prior year periods. Adjusted for the 53rd week in 2003, which contributed approximately $48 million to sales in the previous year period, Broadline sales increased approximately 15% in the quarter and 13% for the full year. Inflation amounted to approximately 3% in the quarter and 5% for the year. Sales gains in the quarter were the result of previously disclosed new business rollouts, combined with incremental growth through existing customers. The impact of new business rollouts in the quarter contributed to a faster rate of growth in chain business versus street business. For the full year, street sales increased 11% over the prior year, adjusted for the 53rd week in 2003."

Mr. Sledd added, "In our Customized distribution segment, sales increased approximately 7% in the fourth quarter and 14% for the full year compared to the same periods in the prior year. Adjusted for the 53rd week in 2003, which contributed approximately $38 million to sales in the prior year period, Customized sales grew approximately 16% in the quarter and 17% for the year. Inflation was approximately 6% in both the quarter and the full year. Sales gains in the fourth quarter were driven by continued growth with existing customers. A major focus in the Customized segment during 2005 will be the addition of new capacity throughout the year to position us for growth with new customers in 2006."

"Our Fresh-cut segment experienced solid fourth quarter sales gains at retail, while overall sales declined approximately 3% in the fourth quarter and increased approximately 6% for the full year compared to the same periods in the prior year, due primarily to our previously disclosed transition away from certain foodservice customers during the past year. Adjusted for the 53rd week in 2003, which contributed approximately $16 million in sales in the prior year period, Fresh-cut sales increased approximately 4% in the quarter and 8% for the year. Inflation was approximately 2% in the quarter and 1% for the year. Our Fresh Express(R) packaged salads continue to gain market share while achieving growth in excess of the retail category growth rate, which remained stable during the quarter. On February 23, 2005, we announced the signing of a definitive agreement for the sale of the Fresh-cut segment to Chiquita Brands International, Inc. for $855 million. We expect the closing of the transaction to be completed during the second quarter of this year. The sale of Fresh-cut provides us the opportunity to focus exclusively on our core Broadline and Customized distribution businesses."

                                     -MORE-

Performance Food Group Reports Fourth Quarter Earnings
Page 3
March 16, 2005

Mr. Sledd concluded, "Our balance sheet remains strong with a debt to capital ratio of approximately 24% at the end of the fourth quarter, excluding $130 million of interests in accounts receivable sold under an accounts receivable purchase facility. We believe that we have turned the corner in our operating performance and we expect to achieve solid operating earnings improvement in our distribution businesses throughout the year in 2005."

Performance Food Group markets and distributes more than 65,000 national and private label food and food-related products to approximately 44,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. The Fresh Express(R) line is the industry leader and pioneer of fresh packaged salads. For more information on Performance Food Group, visit www.pfgc.com.

      Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, general economic conditions; the relatively low margins and economic sensitivity of the foodservice business; the Company's reliance on major customers; the level of demand for the company's fresh-cut products; the possibility that the closing of the sale of the fresh-cut produce operations may not occur because of the failure of the closing conditions to be satisfied; the risk that the results of the Securities and Exchange Commission informal inquiry could have an adverse affect on the Company; the ability to identify and successfully complete acquisitions of other foodservice distributors; the Company's ability to successfully develop, produce and market new products and management of the Company's planned growth, including the Company's ability to successfully manage the transition of its sales mix and related production costs, all as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.

                                     -MORE-

Performance Food Group Reports Fourth Quarter Earnings
Page 4
March 16, 2005

                         PERFORMANCE FOOD GROUP COMPANY
                         UNAUDITED FINANCIAL HIGHLIGHTS

                                                          THREE MONTHS ENDED
                                                   ---------------------------------
                                                       JAN. 1,            JAN. 3,
                                                        2005                2004
                                                   --------------     --------------
Net sales                                          $1,580,351,000     $1,495,489,000
Net earnings                                       $    8,523,000     $   12,223,000
Net earnings per share:
     Basic                                         $         0.18     $         0.27
     Diluted                                       $         0.18     $         0.26
Weighted average number of shares outstanding:
     Basic                                             46,748,000         45,841,000
     Diluted                                           47,301,000         47,181,000

                                                          TWELVE MONTHS ENDED
                                                   ---------------------------------
                                                       JAN. 1,            JAN. 3,
                                                        2005               2004
                                                   --------------     --------------
Net sales                                          $6,148,923,000     $5,519,811,000
Net earnings                                       $   52,558,000     $   74,191,000
Net earnings per share:
     Basic                                         $         1.13     $         1.63
     Diluted                                       $         1.11     $         1.54
Weighted average number of shares outstanding:
     Basic                                             46,398,000         45,583,000
     Diluted                                           47,181,000         53,002,000

                                     -MORE-

Performance Food Group Reports Fourth Quarter Earnings
Page 5
March 16, 2005

PERFORMANCE FOOD GROUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT (UNAUDITED) JANUARY 1, 2005
(IN THOUSANDS, EXCEPT NET EARNINGS PER COMMON SHARE)

                  ASSETS                                    JAN. 1, 2005        JAN. 3, 2004
-------------------------------------------------           ------------        ------------
Cash and cash equivalents                                    $   52,322          $   38,916
Accounts and notes receivable, net, including
     retained interest in securitized receivables               245,755             242,340
Inventories                                                     314,835             257,198
Other current assets                                             33,007              43,421
                                                             ----------          ----------
     Total current assets                                       645,919             581,875
                                                             ----------          ----------
Property, plant and equipment, net                              394,701             363,052
Goodwill, net                                                   586,510             582,966
Other intangible assets, net                                    184,871             196,814
Other assets                                                     15,764              11,761
                                                             ----------          ----------
     Total assets                                            $1,827,765          $1,736,468
                                                             ==========          ==========

Checks in excess of deposits                                 $  128,079          $   81,797
Trade accounts payable                                          267,657             235,392
Current installments of long-term debt                              936               1,358
Other current liabilities                                       164,423             150,377
                                                             ----------          ----------
     Total current liabilities                                  561,095             468,924
                                                             ----------          ----------
Long-term debt, excluding current installments                  278,584             353,919
Deferred income taxes                                           113,773             109,810
Shareholders' equity                                            874,313             803,815
                                                             ----------          ----------
     Total liabilities and shareholders' equity              $1,827,765          $1,736,468
                                                             ==========          ==========

                                                             THREE MONTHS ENDED                       TWELVE MONTHS ENDED
                                                     JAN. 1, 2005         JAN. 3, 2004         JAN. 1, 2005         JAN. 3, 2004
                                                  ------------------  -------------------  -------------------  --------------------
Net sales                                         $1,580,351  100.0%  $ 1,495,489  100.0%  $ 6,148,923  100.0%  $ 5,519,811   100.0%
Cost of goods sold                                 1,345,811   85.2%    1,270,679   85.0%    5,229,059   85.0%    4,665,275    84.5%
                                                  ----------  -----   -----------  -----   -----------  -----   -----------   -----
   Gross profit                                      234,540   14.8%      224,810   15.0%      919,864   15.0%      854,536    15.5%

Operating expenses                                   207,408   13.1%      200,056   13.3%      806,918   13.2%      715,806    13.0%
                                                  ----------  -----   -----------  -----   -----------  -----   -----------   -----
   Operating profit                                   27,132    1.7%       24,754    1.7%      112,946    1.8%      138,730     2.5%
Other income (expense):
   Interest expense                                   (2,562)              (4,664)             (16,829)             (19,123)
   Loss on sale of receivables                          (864)                (585)              (2,421)              (1,765)
   Loss on redemption of Convertible Notes           (10,127)                   -              (10,127)                   -
   Other, net                                            (42)                 209                1,107                1,821
                                                  ----------  -----   -----------  -----   -----------  -----   -----------   -----
     Other expense, net                              (13,595)  -0.9%       (5,040)  -0.4%      (28,270)  -0.4%      (19,067)   -0.3%
                                                  ----------  -----   -----------  -----   -----------  -----   -----------   -----
   Earnings before income taxes                       13,537    0.8%       19,714    1.3%       84,676    1.4%      119,663     2.2%
Income taxes                                           5,014    0.3%        7,491    0.5%       32,118    0.5%       45,472     0.9%
                                                  ----------  -----   -----------  -----   -----------  -----   -----------   -----
   Net earnings                                   $    8,523    0.5%  $    12,223    0.8%  $    52,558    0.9%  $    74,191     1.3%
                                                  ==========  =====   ===========  =====   ===========  =====   ===========   =====
Weighted average common
   shares outstanding                                 46,748               45,841               46,398               45,583
                                                  ==========          ===========          ===========          ===========

Basic net earnings per common share               $     0.18          $      0.27          $      1.13          $      1.63
                                                  ==========          ===========          ===========          ===========

Weighted average common shares and
   dilutive potential common shares outstanding       47,301               47,181               47,181               53,002
                                                  ==========          ===========          ===========          ===========

Diluted net earnings per common share             $     0.18          $      0.26          $      1.11          $      1.54
                                                  ==========          ===========          ===========          ===========

                                     -MORE-

Performance Food Group Reports Fourth Quarter Earnings
Page 6
March 16, 2005

                         PERFORMANCE FOOD GROUP COMPANY

                             2004 COMPARED TO 2003
                                  4TH QUARTER
                               SEGMENT DISCLOSURE

                                                                                      CORPORATE &
              2004                     BROADLINE       CUSTOMIZED        FRESH-CUT    INTERSEGMENT    CONSOLIDATED
----------------------------------     ----------      ----------       -----------   ------------    ------------
FOURTH QUARTER

Net external sales                     $  824,754      $  524,098       $  231,499     $        -     $ 1,580,351
Intersegment sales                            199              72            2,574         (2,845)              -
Total sales                               824,953         524,170          234,073         (2,845)      1,580,351
Operating profit                           18,879           6,053            8,817         (6,617)         27,132
    Operating profit margin                  2.29%           1.15%            3.77%             -            1.72%
Total assets                              830,421         176,827          667,556        152,961       1,827,765
Interest expense (income)                   3,551             218            5,453         (6,660)          2,562
Loss (gain) on sale of receivables          1,966             623                -         (1,725)            864
Depreciation                                3,578           1,139            8,001          1,029          13,747
Amortization                                  910               -            1,107              -           2,017
Capital expenditures                        9,098           8,938            6,094            751          24,881


                                                                                      CORPORATE &
              2003                     BROADLINE       CUSTOMIZED        FRESH-CUT    INTERSEGMENT    CONSOLIDATED
----------------------------------     ----------      ----------       -----------   ------------    ------------
FOURTH QUARTER

Net external sales                     $  767,130      $  491,599       $ 236,760     $         -     $ 1,495,489
Intersegment sales                            355              73           3,943          (4,371)              -
Total sales                               767,485         491,672         240,703          (4,371)      1,495,489
Operating profit                           17,574           3,194           8,635          (4,649)         24,754
    Operating profit margin                  2.29%           0.65%           3.59%              -            1.66%
Total assets                              795,566         147,233         667,698         125,971       1,736,468
Interest expense (income)                   3,148              85           4,892          (3,461)          4,664
Loss (gain) on sale of receivables          1,624             563               -          (1,602)            585
Depreciation                                3,558           1,033           6,322             643          11,556
Amortization                                  977               -           1,131               -           2,108
Capital expenditures                       21,219           2,394          18,906             791          43,310

                                     -MORE-

                         PERFORMANCE FOOD GROUP COMPANY

                              2004 COMPARED TO 2003
                                  YEAR-TO-DATE
                               SEGMENT DISCLOSURE

                                                                                      CORPORATE &
              2004                     BROADLINE       CUSTOMIZED        FRESH-CUT    INTERSEGMENT    CONSOLIDATED
----------------------------------     ----------      ----------       -----------   ------------    ------------
YEAR-TO-DATE

Net external sales                     $3,120,500      $2,052,578       $  975,845    $         -     $ 6,148,923
Intersegment sales                            806             302           13,197        (14,305)              -
Total sales                             3,121,306       2,052,880          989,042        (14,305)      6,148,923
Operating profit                           70,196          21,538           49,266        (28,054)        112,946
    Operating profit margin                  2.25%           1.05%            4.98%             -            1.84%
Total assets                              830,421         176,827          667,556        152,961       1,827,765
Interest expense (income)                  12,366             747           19,741        (16,025)         16,829
Loss (gain) on sale of receivables          7,845           2,596                -         (8,020)          2,421
Depreciation                               13,457           4,355           29,212          3,558          50,582
Amortization                                3,626               -            4,491              -           8,117
Capital expenditures                       15,089          20,770           42,836          4,776          83,471

                                                                                      CORPORATE &
              2003                      BROADLINE      CUSTOMIZED        FRESH-CUT    INTERSEGMENT    CONSOLIDATED
----------------------------------     -----------     ----------       -----------   ------------    ------------
YEAR-TO-DATE

Net external sales                     $2,804,921      $1,797,871       $  917,019    $         -     $ 5,519,811
Intersegment sales                          1,056             348           16,352        (17,756)              -
Total sales                             2,805,977       1,798,219          933,371        (17,756)      5,519,811
Operating profit                           69,664          19,704           66,405        (17,043)        138,730
    Operating profit margin                  2.48%           1.10%            7.11%             -            2.51%
Total assets                              795,566         147,233          667,698        125,971       1,736,468
Interest expense (income)                  13,599             325           19,057        (13,858)         19,123
Loss (gain) on sale of receivables          5,674           2,182                -         (6,091)          1,765
Depreciation                               14,038           3,741           22,998          2,134          42,911
Amortization                                3,793               -            4,525              -           8,318
Capital expenditures                       32,250          21,577           55,846          3,146         112,819

Performance Food Group Reports Fourth Quarter Earnings
Page 8
March 16, 2005

IMPACT OF 53RD WEEK SALES RECONCILIATION BY SEGMENT
(amounts in thousands)

                                     2004 Q4

                                                             2004 SALES       2003 SALES     % INCREASE/
                                                                Q4                Q4          (DECREASE)
                                                            -------------    ------------    -----------
BROADLINE

       Net Sales as reported (including 2003 53rd week)      $   824,953     $   767,485           7%
       Less:  53rd week sales in 2003                                  -         (47,682)          -
                                                             -----------     -----------         ---
       Adjusted Net Sales without 53rd week in 2003              824,953         719,803          15%

CUSTOMIZED

       Net Sales as reported (including 2003 53rd week)          524,170         491,672           7%
       Less:  53rd week sales in 2003                                  -         (38,100)          -
                                                             -----------     -----------         ---
       Adjusted Net Sales without 53rd week in 2003              524,170         453,572          16%

FRESH-CUT

       Net Sales as reported (including 2003 53rd week)          234,073         240,703         -3%
       Less:  53rd week sales in 2003                                  -         (15,669)          -
                                                             -----------     -----------         ---
       Adjusted Net Sales without 53rd week in 2003              234,073         225,034           4%

CONSOLIDATED

       Net Sales as reported (including 2003 53rd week)        1,580,351       1,495,489           6%
       Less:  53rd week sales in 2003                                  -        (101,149)          -
                                                             -----------     -----------         ---
       Adjusted Net Sales without 53rd week in 2003          $ 1,580,351     $ 1,394,340          13%

                                 2004 FULL YEAR

                                                             2004 SALES      2003 SALES      % INCREASE/
                                                              FULL YEAR      FULL YEAR        (DECREASE)
                                                            -----------     ------------     -----------
BROADLINE

       Net Sales as reported (including 2003 53rd week)     $ 3,121,306     $ 2,805,977           11%
       Less:  53rd week sales in 2003                                 -         (47,682)           -
                                                            -----------     -----------         ----
       Adjusted Net Sales without 53rd week in 2003           3,121,306       2,758,295           13%

CUSTOMIZED

       Net Sales as reported (including 2003 53rd week)       2,052,880       1,798,219           14%
       Less:  53rd week sales in 2003                                 -         (38,100)           -
                                                            -----------     -----------         ----
       Adjusted Net Sales without 53rd week in 2003           2,052,880       1,760,119           17%

FRESH-CUT

       Net Sales as reported (including 2003 53rd week)         989,042         933,371            6%
       Less:  53rd week sales in 2003                                 -         (15,669)           -
                                                            -----------     -----------         ----
       Adjusted Net Sales without 53rd week in 2003             989,042         917,702            8%

CONSOLIDATED

       Net Sales as reported (including 2003 53rd week)       6,148,923       5,519,811           11%
       Less:  53rd week sales in 2003                                 -        (101,149)           -
                                                            -----------     -----------         ----
       Adjusted Net Sales without 53rd week in 2003         $ 6,148,923     $ 5,418,662         13.5%

                                     -MORE-

Performance Food Group Reports Fourth Quarter Earnings
Page 9
March 16, 2005

EPS RECONCILIATION FOR IMPACT OF CONVERTIBLE NOTES REDEMPTION
(amounts in thousands, except per share data)

4TH QUARTER 2004

                                                            NET EARNINGS       SHARES          EPS
                                                            ------------       ------         -----
Diluted EPS, as reported                                      $ 8,523          47,301         $0.18
Add: After-tax impact of Convertible Notes redemption
(utilizing Q4 effective tax rate of 37.04%)                     6,375               -
                                                              -------          ------         -----
Adjusted Diluted EPS, without redemption of notes             $14,898          47,301         $0.31

Note: Interest on convertible notes was antidilutive for Q4 2004, therefore no presentation of assumed conversion is necessary.

FULL YEAR 2004

                                                            NET EARNINGS       SHARES          EPS
                                                            ------------       ------         -----
Diluted EPS, as reported                                      $52,558           47,181        $1.11
Add: After-tax impact of Convertible Notes redemption
(utilizing full year effective tax rate of 37.93%)              6,285                -
                                                              -------           ------        -----
Adjusted Diluted EPS, without redemption of notes              58,843           47,181         1.25
Interest on Convertible Notes, net of tax                       5,943            4,850
                                                              -------           ------        -----
Adjusted Diluted EPS after assumed conversion of notes        $64,786           52,031        $1.25

                                     -END-